Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All of the Outstanding Shares of Common Stock

of

Auspex Pharmaceuticals, Inc.

at

$101.00 Net Per Share in Cash

by

Aurum Merger Sub, Inc.

a wholly owned subsidiary of

Teva Pharmaceutical Industries Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON TUESDAY, MAY 5, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Aurum Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Teva Pharmaceutical Industries Ltd., an Israeli corporation (“Teva”), to purchase all of the outstanding shares of common stock, $0.0001 par value per share (“Shares”), of Auspex Pharmaceuticals, Inc., a Delaware corporation (“Auspex”), at a price of $101.00 per Share, net to the seller in cash (less any required withholding taxes and without interest), as described in the Offer to Purchase dated April 7, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date, if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, NY 11219

Telephone: (800) 937-5449

Facsimile: (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Aurum Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Teva Pharmaceutical Industries Ltd., an Israeli corporation (“Teva”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):	(Please Type or Print)
Address(es):

Check here if Shares will be delivered by book-entry transfer: ☐
Name of Tendering Institution:

DTC Participant Number:	(Including Zip Code)

Transaction Code Number:	Area Code and Telephone Number:

Date:

Signature(s):

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GUARANTEE

(not to be used for signature guarantees)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a duly completed and validly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three NASDAQ Global Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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